Exhibit 99.1

         Orion HealthCorp Announces Fourth Quarter and Year-End Results

    ATLANTA--(BUSINESS WIRE)--April 3, 2006--Orion HealthCorp, Inc.
(AMEX: ONH):

    Highlights:

    --  Fourth quarter EBITDA near breakeven

    --  Identifies accretive potential acquisitions

    --  Establishes solid foundation for future growth

    --  Retains Stephens Inc. to raise capital

    Orion HealthCorp, Inc. (AMEX: ONH) today announced its financial results for the fourth quarter and year ended December 31, 2005.
    Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, "The past year has been a year of progress. We have restructured the Company by culling non-conforming businesses, consolidating operations and reducing expenses. Selling non-strategic assets and streamlining the Company's operations were challenging, although relatively unexciting. However, these were necessary steps and part of a long-range plan to unleash the potential of Orion HealthCorp. I am pleased to report that the early results of our efforts have been positive."
    The Company noted that the prior-year quarterly and year-to-date results included the performance of only one operating entity, Integrated Physician Solutions, Inc. ("IPS"), due to the reorganization and merger transactions completed in December 2004. IPS was deemed to be the acquirer in the transactions for accounting purposes. The results for the three months and year ended December 31, 2005, include the consolidated results of Orion HealthCorp, with two of its business units: IPS, which provides business and management services to pediatric physician groups, and Medical Billing Services, Inc., which provides physician billing and collection services and practice management solutions, primarily to hospital-based physicians. The surgery center business operated under the name "SurgiCare," is reported as discontinued operations for the quarter and year ended December 31, 2005.
    For the quarter ended December 31, 2005, net operating revenues were $7.0 million. Net loss from continuing operations was $1.8 million, or $0.15 per share, and included a charge for impairment of intangible assets and goodwill in the amount of $1.2 million. Net loss from operations of discontinued components was $2.5 million, or $0.21 per share, for the quarter ended December 31, 2005, and included a charge for the write-down of goodwill totaling $3.5 million. The net loss, including discontinued operations, was $4.3 million, or $0.36 per share, for the quarter ended December 31, 2005. Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the fourth quarter was a loss of $41,178. (A reconciliation of EBITDA to net income is provided on the attached consolidated statements of operations.)
    For the year ended December 31, 2005, net operating revenues were $29.5 million. Net loss from continuing operations was $16.3 million, or $1.57 per share, in 2005 and included the following items: (i) an approximately $11.0 million charge for impairment of intangible assets and goodwill; (ii) depreciation and amortization expense of approximately $2.8 million; (iii) an accrual of approximately $628,000 in separation benefits, severance and other retention costs related to the departure of the Company's former president and the corporate staff reductions at the Company's Houston, Texas, office ; and (iv) approximately $610,000 in additional accounting, audit and legal fees as the result of the expanded reporting requirements resulting from the merger transactions in December 2004. Net loss from operations of discontinued components was $4.1 million, or $0.39 per share, for the year ended December 31, 2005, and included a charge for the write-down of goodwill totaling $3.5 million. The net loss, including discontinued operations, was $20.4 million, or $1.96 per share, for the year ended December 31, 2005.
    The Company also announced that it had retained Stephens Inc. to raise private equity or debt to be used to acquire physician billing and collection companies currently under non-binding letters of intent as well as for working capital.
    Commenting on the letters of intent, Mr. Bauer said, "We are excited about expanding our physician billing and collection business through these potential acquisitions. These transactions represent opportunities for Orion to enter new markets, and these acquisitions fit very well with the Company's focus on growing its business serving hospital-based physicians. We anticipate closing these transactions in the next several months, and we look forward to working with the outstanding management teams and the physician clients that are associated with these highly respected companies."
    Mr. Bauer added, "We are entering 2006 with positive momentum. We are pleased with the progress we have made in many areas, particularly in approaching breakeven status on an EBITDA basis. This is a good way to begin a new year, and we are motivated and focused on the opportunities ahead of us."
    The live broadcast of Orion HealthCorp's fourth quarter and year-end conference call will begin at 9:00 a.m. Eastern Time on April 3, 2006. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.orionhealthcorp.com or at www.earnings.com.

    Orion HealthCorp, Inc. provides complementary business services to physicians through two wholly owned subsidiaries: Integrated Physician Solutions, Inc., providing business and management services to physician practices; and Medical Billing Services, Inc., providing physician billing and collection services and practice management solutions to hospital-based physicians. The core competency of the Company is its long-term experience and success in working with and creating value for physicians. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.

    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics, future growth, pending potential acquisitions and the Company's plans to raise additional capital.
    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results, including without limitation, an inability to raise private equity or debt on satisfactory terms, and an inability to complete anticipated acquisitions (whether due to unexpected developments occurring prior to closing or otherwise). Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

                        ORION HEALTHCORP, INC.
                 Consolidated Statements of Operations
               (in thousands, except per share amounts)

                                          Three
                                          Months       Year Ended
                                          Ended         Dec. 31,
                                         Dec. 31,  ------------------
                                           2005      2005      2004
                                         --------  --------  --------
                                        (Unaudited)
Net operating revenues                     $7,028   $29,565   $17,583
Operating expenses                          8,755    45,540    23,977
Total other income (expenses), net            (95)     (367)    1,437
Minority interest loss in partnership          (4)       (6)       --
                                         --------  --------  --------

Net loss from continuing operations        (1,826)  (16,348)   (4,957)
Net loss from operations
 of discontinued components                (2,512)   (4,091)   (1,218)
                                         --------  --------  --------

Net loss                                   (4,338)  (20,439)   (6,175)
Preferred stock dividends                      --        --      (606)
                                         --------  --------  --------

Net loss attributable to
 common stockholders                      $(4,338) $(20,439) $(6,781)
                                         ========  ========  ========

Weighted average common
 shares outstanding:
  Basic                                    12,076    10,441     8,602
  Diluted                                  12,076    10,441     8,602

Net loss per share:
 Basic:
  Net loss per share from
   continuing operations                   $(0.15)   $(1.57)   $(0.58)
  Net loss per share from
   discontinued operations                  (0.21)    (0.39)    (0.14)
                                         --------  --------  --------
    Net loss per share                     $(0.36)   $(1.96)   $(0.72)
                                         ========  ========  ========

 Diluted:
  Net loss per share from
   continuing operations                   $(0.15)   $(1.57)   $(0.58)
  Net loss per share from
   discontinued operations                  (0.21)    (0.39)    (0.14)
                                         --------  --------  --------
    Net loss per share                     $(0.36)   $(1.96)   $(0.72)
                                         ========  ========  ========

Reconciliation of EBITDA to net loss
 attributable to common stockholders:

EBITDA                                       $(41)  $(2,131)    $(947)
 Less: Depreciation and amortization         (482)   (2,818)     (652)
 Less: Charge for impairment of
       intangible assets and goodwill      (1,204)  (11,026)   (4,795)
 Less: Total other income (expenses), net     (95)     (367)    1,437
 Less: Minority interest loss in
       partnership                             (4)       (6)       --
 Less: Loss from operations of
       discontinued components,
       including net loss on disposal      (2,512)   (4,091)   (1,218)
 Less: Preferred stock dividends               --        --      (606)
                                         --------  --------  --------
    Net loss attributable to
     common stockholders                  $(4,338) $(20,439)  $(6,781)
                                         ========  ========  ========




                        ORION HEALTHCORP, INC.
                      Consolidated Balance Sheets
                 (in thousands, except share amounts)

                                                   Dec. 31,  Dec. 31,
                                                     2005      2004
                                                   --------  --------
Current assets:
 Cash and cash equivalents                             $299      $702
 Accounts receivable, net                             2,798     4,469
 Inventory                                              206       519
 Prepaid expenses and other current assets              716       520
 Assets held for sale                                   976        --
                                                   --------  --------
    Total current assets                              4,995     6,210

Property and equipment, net                             742     3,371

Other long-term assets:
 Intangible assets, including goodwill, net          16,289    32,251
 Other assets, net                                       92       534
                                                   --------  --------
    Total other long-term assets                     16,381    32,785
                                                   --------  --------
    Total assets                                    $22,118   $42,366
                                                   ========  ========

Current liabilities:
 Accounts payable and accrued expenses               $6,738    $6,785
 Other current liabilities                               25       421
 Current portion of capital lease obligation             92       258
 Current portion of long-term debt                    4,232     2,762
 Liabilities held for sale                              452      --
                                                   --------  --------
    Total current liabilities                        11,539    10,226
                                                   --------  --------

Long-term liabilities:
 Capital lease obligation, net of current portion       214       540
 Long-term debt, net of current portion               3,871     4,239
 Deferred tax liability                                --         621
 Minority interest in partnership                        35       170
                                                   --------  --------
    Total long-term liabilities                       4,120     5,570
                                                   --------  --------

Stockholders' equity:
 Preferred stock, par value $0.001;
  20,000,000 shares authorized; no shares
  issued and outstanding                                 --        --
 Common stock, Class A, par value $0.001;
  70,000,000 shares authorized, 12,428,042
  and 8,602,149 shares issued and outstanding
  at December 31, 2005 and 2004, respectively            12         9
 Common stock, Class B, par value $0.001;
  25,000,000 shares authorized, 10,448,470
  and 11,482,261 shares issued and outstanding
  at December 31, 2005 and 2004, respectively            11        11
 Common stock, Class C, par value $0.001;
  2,000,000 shares authorized, 1,437,572
  and 1,575,760 shares issued and outstanding
  at December 31, 2005 and 2004, respectively             2         2
 Additional paid-in capital                          56,928    56,602
 Accumulated deficit                                (50,456)  (30,016)
 Treasury stock - at cost; 9,140 shares at
  December 31, 2005 and 2004                            (38)      (38)
                                                   --------  --------
    Total stockholders' equity                        6,459    26,570
                                                   --------  --------
    Total liabilities and stockholders' equity      $22,118   $42,366
                                                   ========  ========

    CONTACT: Orion HealthCorp, Inc.
             Terrence L. Bauer, 678-832-1800
             or
             Stephen H. Murdock, 678-832-1800
             www.orionhealthcorp.com